Exhibit 10.2

AMENDMENT NO. 2 TO CONVERTIBLE LOAN AGREEMENT, CONVERTIBLE PROMISSORY NOTE AND WARRANTS

THIS AMENDMENT NO. 2 TO CONVERTIBLE LOAN AGREEMENT, CONVERTIBLE PROMISSORY NOTE AND WARRANTS (this “Amendment No. 2”) is entered into as of the 11th day of September 2023 (“Effective Date”), by and between Jupiter Wellness, Inc., a Delaware corporation (the “Company”), and L&H Inc. (the “Investor”).

WHEREAS, the Company and Investor entered into a Convertible Loan Agreement dated May 28, 2021 (the “First Agreement”), a Convertible Promissory Note of even date (the “First Note”) and a Warrant Agreement of even date (the “First Warrant”);

WHEREAS, the Company and Investor entered into a Convertible Loan Agreement dated April 27, 2022 (the “Second Agreement”), a Convertible Promissory Note of even date (the “Second Note”) and a Warrant Agreement of even date (the “Second Warrant”), the Second Agreement and the Second Note were amended on November 11, 2022 (“Amendment No. 1”);

WHEREAS, the Company granted the Investor an additional warrant in association with the Amendment No. 1 (the “Third Warrant”), and

WHEREAS, the Company and the Investor desire to amend the Second Agreement, Second Note, First Warrant, Second Warrant, the Third Warrant and Amendment No. 1 as set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement.

Except as specifically modified by this Amendment No. 2, the terms and conditions of the Second Agreement, the Second Note, the First Warrant, the Second Warrant, the Third Warrant and Amendment No. 1 shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment No. 2 and the terms of the Second Agreement, the Second Note, the First Warrant, the Second Warrant, the Third Warrant and Amendment No. 1, the terms of this Amendment No. 2 shall control. All capitalized terms used herein shall have the meaning ascribed to them in the Second Agreement, the Second Note, the First Warrant, the Second Warrant, the Third Warrant and Amendment No. 1, unless defined otherwise herein.

2. Maturity Date. The Maturity Date of the Second Note shall be amended as follows:

The Maturity Date for the Loan Principal of $500,000 (“Principal Amount”) shall be amended to be January 31, 2024. Regardless of the Company’s failure to repay the Loan Principal and Interest in accordance with the terms and conditions of the Second Note and Loan Agreement, no default shall be deemed to have occurred.

2. Interest Rate. The Interest of the Second Note shall be amended as follows:

Interest shall accrue on the unpaid principal balance of this Note at the annual rate of Eleven Percent (11%), effective on August 1, 2023 until the entire Principal Amount is paid in full. Interest shall not be compounded and shall be computed on the basis of a three hundred sixty (360) day year comprised of twelve (12) months of thirty (30) days each, with any calculation based upon a partial month of less than thirty (30) days based on actual days lapsed. The Company will make interest payments quarterly, with the first interest payment due three (3) months from the Effective Date hereof and on each 3 months from such date until all interest and outstanding principal is paid in full.

3. Warrants Exercise Price. The Exercise Price of the Warrants shall be amended as follows:

In connection with this Amendment No. 2, the Exercise Price of the First Warrant, Second Warrant and Third Warrant (collectively the “Warrants”) shall be changed to $0.932 per share (adjusted time to time as provided in Section 7 of each respective warrant). This reflects the adjustment made to other outstanding Company warrants and is consistent with the anti-dilution provisions in the Warrants. The Warrants shall have down round protection meaning that prior to exercise, if at any time the Company grants, issues or sells any Common Stock, options to purchase Common Stock, securities convertible into Common Stock or rights relating to Common Stock (the “Purchase Rights”) to any person, entity, association, or other organization other than the Lender, at a price per share less than the Exercise Price, then the Exercise Price hereof shall be proportionately reduced to match the price per share of the Purchase Rights. For purposes of clarification, if the Company sells Common Stock at $0.50 per share at any time after the date hereof but prior to exercise, then the Exercise Price of Lender’s Warrant Shares would be adjusted to $0.50. Notwithstanding, the Exercise Price may not exceed $0.932 per share in any case, unless the Company effects a reverse split of its common Stock in which event the exercise would be proportionally adjusted.

4. Conversion Price. The Conversion Price of the Second Note shall be amended as follows:

Any amount so converted under Second Note will be converted into common stock of the Company at $0.932 per share (“Conversion Price”), which will be adjusted to Alternative Conversion Price if any event of default occurs.

5. Incentive Shares. The following clause shall be added to the Second Agreement:

In connection with the Amendment No. 2, the Company agrees to issue the Investor 262,500 shares of its common stock as the incentive shares (the “Incentive Shares”) payable on the Effective Date. The Incentive Shares are duly authorized and will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

6. Adequate Shares. Section 9(e) of the Second Agreement shall be amended and restated as follows:

The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by the respective Second Note, First Warrant, Second Warrant and Third Warrant. The Company shall amend the irrevocable instructions with the Transfer Agent in a form acceptable to the Lender (the “TA Instructions Letter”) to reserve sufficient shares for the exercise of the rights represented by the Second Note, First Warrant, Second Warrant and Third Warrant within three business days of the Effective Date.

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In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form acceptable to Lender signed by the successor transfer agent to Borrower and the Borrower. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Company to its transfer agent and that (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate to be issued to Lender pursuant to the Second Note, First Warrant, Second Warrant and Third Warrant and (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for shares to be issued to Lender upon conversion of or otherwise as and when required by the Note, Warrants and this Agreement.

In the event that such sale, assignment or transfer involves the underlying shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144, the transfer agent shall issue such shares to such buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Lender. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that Lender shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the TA Instructions Letter to the Company’s transfer agent from and after the Applicable Date. Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company. “Applicable Date” means the first date on which all of the underlying securities are eligible to be resold by the Lender pursuant to Rule 144 or an effective registration statement as the case may be.

7. Registration Rights.

The Company shall prepare and file with the United States Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement on Form S-3 (the “Form S-3” or “Registration Statement”) within 90 days from the Effective Date to cover the Incentive Shares and the Third Warrant. The Company shall additionally prepare and amend with the United States Securities and Exchange Commission (the “Commission” or “SEC”) a post-effective amendment to the registration statements related the Second Note, First Warrant and Second Warrant (the “Post-Effective Amendments” collectively, with the Registration Statement the “Registration Statements”) within 90 days from the Effective Date to cover the additional shares upon conversion or exercise of the Second Note, Second Warrant and Third Warrant. The Form S-3 and Post-Effective Amendments, must be effective within 90 days from the filing date. The Company will use commercially reasonable efforts to (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to the Registration Statements as may be necessary under applicable law with respect to the disposition of the Warrants and Second Convertible Note covered by such Registration Statements continuously effective as to the applicable Warrants and Second Note while exercisable or convertible, respectively; (ii) cause the related Registration Statements to be amended or supplemented by any required supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated by the Commission pursuant to the Securities Act of 1933 (the “Securities Act”); and (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to the Registration Statements or any amendment thereto and, as promptly as reasonably possible provide the Investor true and complete copies of all correspondence from and to the Commission relating to such Registration Statements that pertains to the Investor as selling securityholders but not any comments that would result in the disclosure to the Investor of material and non-public information concerning the Company.

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There shall be monthly liquidated damages equal to 2% of the Principal Amount (the “Liquidated Damage Penalty”) if (i) the Registration Statements are not filed within 90 days from the Effective Date, (ii) the Registration Statements are not declared effective within 90 days from the filing date of the Registration Statements, (iii) if the Company fails to comply in all material respects with the provisions of the Securities Act and the Exchange Act of 1934 with respect to the Registration Statements and the disposition of all registrable securities covered by the Registration Statements, (iv) if the Company fails to use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statements, at the earliest practicable moment, or (v) any registration statement required by this Agreement is filed and declared effective by the Commission but shall thereafter cease to be effective or fail to be usable for its intended purpose (each such event referred to as a “Registration Default”). The Liquidated Damages Penalty shall accrue damages each month until the applicable breach (failure to timely file, failure to timely have declared effective, or both) has been cured. Following the cure of all Registration Defaults relating to any particular registrable securities, the Liquidated Damages Penalty shall cease to accrue; provided, however, that, if after Liquidated Damages Penalty has ceased to accrue, a different Registration Default occurs, Liquidated Damages Penalty shall again accrue pursuant to the foregoing provisions. Further, any such Registration Default shall be considered an Event of Default under Second Note and/or Warrants.

The parties acknowledge and agree that damages which will result to Investor for Company’s failure to timely file or have declared effective the Registration Statement shall be extremely difficult or impossible to establish or prove, and agree that the payment of Liquidated Damage Penalty is a reasonable estimate of potential damages and shall constitute liquidated damages for any breach of this paragraph. Any amounts due under this Section shall be paid by the fifth (5th) day of the month following the month in which they accrued or, at the option of Investor, added to the principal of the Second Note. The Company shall not, from the date hereof until the effective date(s) of the Registration Statements, prepare and file with the Commission a registration statement relating to an offering of any of its securities for its own account or the account of others under the Securities Act except as expressly provided herein. The legal fees associated with filing the Registration Statements shall be paid by Company.

8. Entire Agreement.

This Amendment No. 2 and the Second Agreement, the Second Note, the First Warrant, the Second Warrant, the Third Warrant and Amendment No. 1 constitute the entire agreement and understanding between the parties with regard to the subject matter hereof and supersede any prior written or oral agreements. Any modifications to this Amendment No. 2 and the Second Agreement, the Second Note, the First Warrant, the Second Warrant, the Third Warrant or Amendment No. 1 must be in writing and signed by the authorized representatives of the Parties.

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9. Counterparts.

This Amendment No. 2 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF the parties have signed this Amendment No. 2 to Convertible Loan Agreement and Convertible Promissory Note in one or more counterparts as of the date first hereinabove set forth.

The Company

JUPITER WELLNESS, INC.

/S/ Brian John
Name:	Brian John
Title:	Chief Executive Officer
Date:	September 11, 2023

The Investor

L&H, INC.

/S/ Linwen Huang
Name:	Linwen Huang
Title:	President
Date:	September 11 2023

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